UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                  AMENDMENT NO. 1


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported) August 5, 1996





                          CHANTAL SKIN CARE CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                       33-25115              75-2340624

(State or other jurisdiction of    (Commission         (I.R.S. Employer
incorporation or organization)      File Number)       Identification No.)

     12121 Wilshire Boulevard, Los Angeles, California           90025
          (Address of prinicpal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (310) 207-1950





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Item 4.   Changes in Registrant's Certifying Accountant

On August 5, 1996, Coopers & Lybrand L.L.P. notified the registrant that it was resigning as the registrant's independent accountant with respect to the audit of the Company's June 30, 1996 financial statements, but will release its report on the audit of the June 30, 1995 financial statements of the registrant upon meeting certain conditions. Coopers & Lybrand will not complete the separate engagement requested by the registrant's parent with respect to the shipments, orders and returns of the registrant's distributor.


In the registrant's first quarter ended September 30, 1995, $10,543,637 of product was shipped to the registrant's distributor and was originally recorded as revenue. The registrant, during the second fiscal quarter ended December 31, 1995, took back a portion of the products previously shipped to the distributor to redo uniform product code labeling, and reshipped. In consideration and accommodation to the registrant's distributor for the redoing of uniform product code labeling, the distributor's payment terms for subject products was extended. Coopers & Lybrand advised the registrant that according to generally accepted accounting principles these events made it necessary to offset the original shipment as if products were returned in the first quarter. The registrant's financial statements for the three months ended, September 30, 1995 are expected to reflect this accounting treatment. The registrant advised Coopers & Lybrand that it disagreed with the accounting treatment recommended by Coopers & Lybrand.


In addition, the registrant, in February 1996, sought the advice of Coopers & Lybrand as to whether its then existing revenue recognition policy was in compliance with generally accepted accounting principles, with respect to recognizing second quarter auto ship sales to its distributor. To date, Coopers & Lybrand have not yet completed the procedures they require in order to render such advice, and no final advice has been rendered to date on the autoship accounting issue by Coopers & Lybrand. As the registrant sought the advice of Coopers & Lybrand at the outset of the autoship accounting treatment question having arisen, and as the registrant would have followed the advice it received from Coopers & Lybrand, the registrant does not deem the discussions with Coopers & Lybrand on the autoship subject as a "disagreement"; Coopers & Lybrand has informed the registrant that it does consider these discussions as a "disagreement" within the Form 8-K requirements.

With respect to the issues referred to above, the officers and directors discussed the subject matter of each of the accounting issues with Coopers & Lybrand. In addition, the registrant has authorized Coopers & Lybrand to respond fully to the inquiries of the accounting firm to be engaged to report on the financial statements of the registrant for the fiscal year ended June 30, 1996.

The report of Coopers & Lybrand on the registrant's financial statement as of and for the year ended June 30, 1994 contains an explanatory paragraph with respect to the registrant's ability to continue as a going

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concern. No such explanatory paragraph is expected to be included in the report on the June 30, 1995 financial statements. Except for the foregoing, Coopers & Lybrand's report on the financial statements as of and for the year ended June 30, 1994 did not, and the report on the financial statements as of and for the year ended June 30, 1995 is not expected to, contain an adverse opinion or a disclaimer of opinion, nor was it with respect to the 1994 financial statements nor is it expected to be with respect to the 1995 financial statements, modified as to uncertainty, audit scope, or accounting principles.


Item 7.   Financial Statement, Proforma Financial Information and Exhibits.
          ----------------------------------------------------------------

(c) The following Exhibit is filed with this report on Form 8-K:


          16. Letter from Coopers & Lybrand L.L.P. dated September 5, 1996





                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CHANTAL SKIN CARE CORPORATION
                         -----------------------------
                                        (Registrant)



                         By   /s/ CHANTAL BURNISON
                            ---------------------------------------
                                    Chantal Burnison
                               Chairman and Chief Executive Officer


Dated: September 6, 1996